UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2021

M&T BANK CORPORATION

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation)

1-9861	16-0968385
(Commission File Number)	(I.R.S. Employer Identification No.)

One M&T Plaza, Buffalo, New York	14203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 635-4000

(NOT APPLICABLE)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange on Which Registered
Common Stock, $.50 par value	MTB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 25, 2021, M&T Bank Corporation (“M&T”) held a special meeting of shareholders (the “M&T special meeting”) for the purpose of considering and voting on the following proposals in connection with the proposed acquisition of People’s United Financial, Inc. (“People’s United”): (1) approval of the amendment of the restated certificate of incorporation of M&T to effect an increase in the number of authorized shares of M&T’s capital stock from 251,000,000 to 270,000,000 and to increase the number of authorized shares of M&T’s preferred stock from 1,000,000 to 20,000,000 (the “M&T charter amendment proposal”); (2) approval of the issuance of M&T common stock to holders of People’s United common stock pursuant to the Agreement and Plan of Merger, dated as of February 21, 2021 (as it may be amended from time to time), by and among M&T, Bridge Merger Corp. and People’s United (the “M&T share issuance proposal”); and (3) approval of the adjournment of the M&T special meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment, there are not sufficient votes to approve the M&T charter amendment proposal and/or the M&T share issuance proposal, or to ensure that any supplement or amendment to the joint proxy statement/prospectus included in the Registration Statement on Form S-4 filed by M&T with the U.S. Securities and Exchange Commission (the “SEC”) on April 23, 2021 (the “joint proxy statement/prospectus”) is timely provided to holders of M&T common stock (the “M&T adjournment proposal”). The above proposals are described in greater detail in the joint proxy statement/prospectus, as supplemented by the Current Report on Form 8-K filed by M&T with the SEC on May 18, 2021.

A total of 108,593,848.16 shares of M&T common stock were present or represented by proxy at the M&T special meeting. This represented approximately 84.41% of the shares of M&T common stock that were outstanding and entitled to vote at the M&T special meeting, constituting a quorum for all matters to be presented at the M&T special meeting.

At the M&T special meeting, the M&T charter amendment proposal and the M&T share issuance proposal were approved, and after which the M&T adjournment proposal was withdrawn. The voting results for the first two proposals, including the votes for and against, and any abstentions or broker non-votes, are described below. Abstentions and broker non-votes had the same effect as a vote cast against the M&T charter amendment proposal, but had no effect on the outcome of the M&T share issuance proposal.

Proposal 1 – Approval of the M&T charter amendment proposal:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
106,303,054.66	1,872,690.59	418,102.91	—

Proposal 2 – Approval of the M&T share issuance proposal:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
107,814,435.56	368,119.00	411,293.59	—

Proposal 3 – Approval of the M&T adjournment proposal:

Proposal 3 was withdrawn, as sufficient votes were cast at the M&T special meeting to approve the M&T charter amendment proposal and the M&T share issuance proposal.

Item 8.01.	Other Events.

On May 26, 2021, M&T and People’s United issued a joint press release announcing the results of the M&T special meeting and the results of the special meeting of People’s United’s common stockholders held on May 25, 2021. A copy of the joint press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Joint Press Release, dated May 26, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M&T BANK CORPORATION

By	/s/ Marie King
Name:	Marie King
Title:	Group Vice President and Corporate Secretary

Date: May 26, 2021